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                                                                    EXHIBIT 2.1




                        AGREEMENT FOR THE SALE OF SHARES





BETWEEN:



- THE COMPANIES AND INDIVIDUALS whose names and corporate names are listed in EXHIBIT 1 hereto,

         (hereinafter referred to as the "Sellers"),

                                                                ON THE ONE HAND,




AND:

         REVOD CORPORATION, a company organized under the laws of the State of Delaware, United States of America, with its principal office at 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, United States of America,

         Represented for purposes hereof by its Vice-President, Mr. John E. Pomeroy, who is duly authorized,

         (hereinafter referred to as the "Purchaser"),

                                                              ON THE OTHER HAND,
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                                                                              2.


IN THE PRESENCE OF:

         DOVER TECHNOLOGIES INTERNATIONAL, INC., a company organized under the laws of the United States of America, with its principal office at One Marine Midland Plaza, Sixth Floor, East Tower, Binghamton, N.Y. 13901-3208, United States of America,

         Represented for purposes hereof by its President, Mr. John E. Pomeroy, who is duly authorized,

         (hereinafter referred to as "Dover Technologies"),

PREAMBLE:

A/ The Sellers, as listed in EXHIBIT 1 hereto, together own forty-seven point sixty-three percent (47.63%) of the capital of Imaje S.A., a French societe anonyme with a capital of FF. 139,851,100, divided into [1,398,511] shares of par value one hundred francs (FF. 100), having its principal office at 9, rue Gaspard Monge, 26500 Bourg les Valence, registered with the Registry of Commerce and Companies of Romans under number B 353 282 106 (hereinafter referred to as the "Company").

B/       The Company is specialized in industrial and commercial marking.

         Its main activity is the design, manufacture and marketing of continuous deviated ink-jet printing systems and related supplies.

C/ Certain of the Company's shareholders wish to sell their controlling interest in the Company, and have requested Clinvest to seek a purchaser.

         Dover Technologies submitted an offer to Clinvest on July 12, 1995, under whose terms it offered a price of one billion and twenty million French francs (FF. 1,020,000,000) for one hundred percent (100%) of the shares and convertible bonds issued by the Company, and Clinvest accepted such offer.

         The parties thereafter entered into negotiations, pursuant to which, and in particular in consideration of a firm purchase offer made to Clinvest on September 4, 1995, certain of the Company's shareholders declared that they were prepared to sell their interests in the Company to Dover Technologies, and Dover Technologies declared that it was prepared to purchase such interests in accordance with the terms and conditions hereinafter set forth.

D/ Dover Technologies has also informed the Sellers of its agreement to purchase those shares in the Company which are held by other shareholders than the parties hereto, in accordance with the terms and conditions hereinafter set forth.
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                                                                              3.


E/ Finally, Dover Technologies has also negotiated with the shareholders of Sevres Valence Investissements (hereinafter "SVI") and Pineal, who are the owners of one hundred and thirteen thousand seven hundred and ninety (113,790) and twenty-nine thousand two hundred and eighty-nine (29,289) shares in the Company respectively, for the purchase on the Closing Date, as defined herein, of a shareholding in both of these companies.

F/ It has also been agreed that Revod Corporation shall be substituted for Dover Corporation as Purchaser for purposes of this Agreement; Dover Technologies shall, however, remain a guarantor of payment of the Purchase Price.

WHEREFOR, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE 1:                DEFINITIONS

The words and phrases listed below and used in this Agreement shall have the following meanings:

"Share(s)"                              shall mean either one share or the
                                        666,175 shares of the Company's
                                        capital, as the case may be,
                                        representing 47.63% of its capital,
                                        which are to be sold to the Beneficiary
                                        by the Sellers on the date hereof;

"Other Shareholders"                    shall mean those Shareholders of the
                                        Company other than (i) the Sellers,
                                        (ii) Sevres Valence Investissements and
                                        (iii) Pineal;

"Other Shares"                          shall mean those shares in the Company
                                        held by the Other Shareholders;

"Sellers' Bank"                         shall mean the branch of the Banque
                                        Nationale de Paris located at 1,
                                        boulevard Bancel, Valence, France;

"Guarantee Agreement"                   shall mean the Guarantee Agreement of
                                        even date herewith concluded between
                                        the Guarantors and the Purchaser and
                                        including certain representations and
                                        warranties concerning the Company and
                                        its Subsidiaries;

"Escrow Agreement"                      shall mean the Escrow Agreement of even
                                        date herewith concluded between the
                                        Guarantors' Representative (acting in
                                        the name and for the account of the
                                        Guarantors), the Purchaser and the
                                        Escrow Agent for the purpose of the
                                        Guarantee Agreement;
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                                                                              4.


"Subsidiaries"                          shall mean the French and foreign
                                        subsidiaries and sub-subsidiaries of
                                        Imaje S.A. listed in EXHIBIT 2-B
                                        hereto;

"Guarantors"                            shall mean the individuals or legal
                                        entities who are parties to the
                                        Guarantee Agreement or who shall adhere
                                        thereto after the date hereof;

"Purchase Price"                        shall mean the price per Share as
                                        defined in Section 3.1 of this
                                        Agreement;

"Escrow Agent"                          shall mean the branch of Lyonnaise de
                                        Banque located at 23, rue Neuve,
                                        69001 Lyons, France;

"Company"                               shall mean Imaje S.A. as described in
                                        EXHIBIT 2-A to this Agreement;

ARTICLE 2:                SALE

2.1 In accordance with the terms and conditions set forth in this Agreement, the Sellers hereby sell the Shares to the Purchaser, who hereby purchases them on the date hereof.

2.2 Each of the Sellers hereby irrevocably waives any pre-emptive rights or other rights it may have with respect to the Shares, if applicable, as of the date hereof, including those arising from the shareholder agreements concluded between the shareholders of Imaje and from any other agreement by which such shareholder may be bound or of which it may be a beneficiary.

2.3 The Company's Board of Directors approved the sale of the Shares and of all other shares in the Company to Dover Technologies, with the possibility of substitution, at its meeting held on September 6, 1995.

2.4 A Guarantee Agreement of even date herewith has been concluded between the Guarantors and the Purchaser.

2.5 Dover Technologies has substituted Revod Corporation for itself prior to the date of this Agreement and for purposes of its performance; however, it shall remain a guarantor of payment of the Purchase Price.

2.6 The Sellers hereby declare that they do not own any shares in the capital of the Subsidiaries or any convertible bonds issued by the Company.
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                                                                              5.


ARTICLE 3:                PRICE

3.1              AMOUNT

                 The Purchase Price for each of the Shares has been set at a fixed amount of seven hundred and thirty-four francs (FF. 734.00).

3.2              PAYMENT

                 The Purchase Price due with respect to the Shares shall be paid in full on the date hereof in French francs, by bank transfers, as follows:

                 3.2.1 Such Purchase Price shall be transferred to account no. 205 663 76, RIB no. 29 entitled "Selling Shareholders Imaje" (Actionnaires-cedants Imaje) opened specially for that purpose by the Sellers' Bank, which shall be responsible for its distribution in accordance with the schedule for distribution of the Purchase Price which has been communicated to it by the Sellers on the date hereof, and in accordance with the provisions of Section 3.2.2 hereof.

                 3.2.2 An amount corresponding to 22.4060% of the Purchase Price payable to each of the Sellers with respect to the Shares sold by such Seller (hereinafter the "Escrow Funds") shall be transferred by the Sellers' Bank to the escrow account opened for that purpose with the Escrow Agent for purposes of the Guarantee Agreement no later than October 2, 1995. Each of the Sellers may thereafter substitute for such escrow deposit in cash a deposit in the form of a bank guarantee upon first request in an amount equal to the amount of the Escrow Funds, in accordance with the terms and conditions set forth in the Escrow Agreement;

ARTICLE 4:                SIGNATURE AND TRANSMISSION OF DOCUMENTS

4.1 The Sellers, the Purchaser and the Escrow Agreement have concluded the Escrow Agreement of even date herewith, and the Sellers and Purchaser have also concluded the Guarantee Agreement of even date herewith.

4.2              The Sellers hereby communicate the following documents to the
                 Purchaser:

                 a) transfer orders for the transfer of the Shares, signed by each of the Sellers for the Shares sold by them;

                 b) the Company's share transfer register and shareholder accounts;

                 c)       a certified copy of the decision by the Company's
                          Board of Directors approving Dover Technologies as a new shareholder, with the possibility of substitution;
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                                                                              6.


                 d) letters of resignation from all of the Company's directors, with the exception of Mr. Albert Journo.

4.3              The Purchaser hereby communicates the following documents:

                 a) to the Sellers' Bank: the Purchase Price for the Shares as provided for in Section 3.2.1 hereof, by bank transfer;

                 b) to the Sellers: a copy of the authorization granted by the French Treasury for sale of a controlling interest in the Company to the Purchaser.

ARTICLE 5:                OFFER TO THE OTHER SHAREHOLDERS

5.1 The Purchaser hereby undertakes to purchase, in accordance with the terms of this Section, all of the Other Shares which are offered to it, at any time from the date hereof onwards and up to 12.00 p.m. on November 9, 1995, by the Other Shareholders. The Purchaser may extend such deadline at its discretion.

5.2 The price per Other Share payable to the Other Shareholders shall be the same as the Purchase Price. Such amount will be payable by bank transfer to the order of the Sellers' Bank to the account entitled "Selling Shareholders Imaje" (Actionnaires-cedants Imaje) referred to above, against transmission to the Purchaser of a duly prepared and signed transfer order, the Sellers' Bank being responsible for distribution of such price in accordance with the schedule referred to in Section 3.2.1 hereof.

5.3 Except in the case provided for in Section 5.6 hereof, each of the Other Shareholders who wishes to sell Other Shares shall, at the time he hands over his transfer order, adhere to the Guarantee Agreement under the same terms and conditions as the Guarantors; the respective liabilities of each of the Guarantors and Other Shareholders shall be strictly proportional to the number of Shares and Other Shares sold by them.

5.4 Except in the case provided for in Section 5.6 hereof, the Sellers' Bank shall deduct from the price payable with respect to the Other Shares sold by any Other Shareholder, and pay to the Escrow Agent, an amount per Other Share sold which shall be equal to that deducted, in accordance with Section 3.2.2 above, from the price payable with respect to the Shares sold by the Sellers, it being understood that the Other Shareholder may thereafter substitute for such cash deposit in escrow a bank guarantee upon first request, in accordance with such Section. At the time of transmission of his transfer order, each of the Other Shareholders who sells Other Shares shall adhere to the Escrow Agreement under the same terms and conditions as the Sellers; the respective liabilities of each of the Sellers and Other Shareholders shall be strictly proportional to the number of Other Shares sold by them. Such adhesion, and
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                                                                              7.


                 also adhesion to the Guarantee Agreement as provided for in
                 Section 5.3, shall be by signature of a letter prepared in accordance with the model set forth in EXHIBIT 4 hereto.

5.5 The offer provided for in this Section shall only be binding upon the Purchaser insofar as the Other Shareholder who wishes to sell Other Shares shall agree to transfer (i) all of the Other Shares he holds, in accordance with the terms of this
                 Section 5, and (ii) all shares which he holds in the capital of one of the Subsidiaries. Shares held in the capital of the Subsidiaries shall be purchased against transmisson of transfer orders, at a price to be determined on the basis of the formula set forth in EXHIBIT 3 hereto.

5.6 Those Other Shareholders who hold less than four hundred and sixty-five (465) Shares on July 12, 1995 and at the time of their sale to the Purchaser, shall be exempt from adhesion to the Guarantee Agreement and the Escrow Agreement described in Sections 5.4 and 5.5 hereof. The share transfer register and shareholders' accounts of the Company shall define the number of Other Shares held by the Other Shareholders as of July 12, 1995.

5.7 Each Other Shareholder referred to in Section 5.6 shall transmit to the Purchaser, at the time he transmits his transfer order, a declaration in accordance with the model set forth in EXHIBIT 5 hereto.

5.8 Those Shareholders of SVI and Pineal who have sold their shares in such companies to the Purchaser also adhere to the Escrow Agreement and the Guarantee Agreement.

                 The respective liabilities of each of the shareholders of SVI and Pineal shall be strictly proportional to the number of shares in the Company which they shall be deemed to have sold, indirectly, in accordance with EXHIBIT 6 hereto.

5.9 The Other Shareholders, as well as those SVI and Pineal shareholders who adhere to the Guarantee Agreement and the Escrow Agreement, shall be bound by those agreements retroactively from the date hereof, whatever the effective date of sale of their shares and their date of adhesion to the Guarantee Agreement and Escrow Agreement.

                 They shall bear the consequences of any calling into force of the Guarantee Agreement by the Purchaser on the same basis as the Guarantors, even if such entry into force takes place between the date hereof and the date of effective sale of their shares and of their adhesion to the Guarantee Agreement and Escrow Agreement.
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                                                                              8.


ARTICLE 6:                INDIVISIBILITY OF THIS AGREEMENT

                 The parties hereby agree that their relationship shall be governed solely by this Agreement, the Guarantee Agreement, the Escrow Agreement and their respective Exhibits.

ARTICLE 7:                FEES AND DISBURSEMENTS

Each of the parties shall bear the fees, expenses and disbursements incurred by it or which may be payable by it in connection with this Agreement.

ARTICLE 8:                GOVERNING LAW

This Agreement shall be governed by the laws of France.

ARTICLE 9:                DISPUTES

All disputes concerning the validity, interpretation or performance of this Agreement shall be submitted to the sole jurisdiction of the Courts of France.


                                           Done at Paris
                                           On September 29, 1995
                                           In three (3) original counterparts


[signed]                                   [signed]
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[signed]                                   [signed]
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[signed]                                   [signed]
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[signed]                                   [signed]
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                                                                              9.




[signed]
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[signed]
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[signed]
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